UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2006

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.04.	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

          On February 24, 2006, Spartan Stores, Inc. (the "Company") notified participants in the Company's Savings Plus Plan and Savings Plus Plan for Union Associates (the "Plans") that the Plans would be changing their trustee, recordkeeper, and investment services provider. During this conversion, participants in the Plans will not be able to access their accounts to direct or diversify their investments, obtain loans from the Plans, enroll in the Plans, change their compensation deferrals, or obtain a distribution from the Plans. Restrictions on plan activities begin at 4:00 PM (Eastern Time) on March 27, 2006 and are expected to end during the week of April 17, 2006. This period is referred to as the "Blackout Period."

          On February 24, 2006, the Company sent a blackout restriction notice (the "BTR Notice") to its directors and executive officers informing them that, because the restrictions during the Blackout Period include restrictions on investment changes involving the Company's common stock held in the Plans, they would be prohibited during the Blackout Period, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and SEC rules, from purchasing and selling shares of the Company's common stock (including derivative securities pertaining to such shares) acquired in connection with their service as a director or employment as an executive officer.

          The Company has designated the following individual to respond to inquiries about the Blackout Period:

Kris Johnson, Benefits Manager Spartan Stores, Inc. 850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan 49518-8700 Telephone: (616) 878-2882

          During the Blackout Period and for a period of two years after the ending date of the Blackout Period, a holder of the Company's securities or other interested person may obtain, without charge, the actual beginning and ending dates of the Blackout Period by contacting the Benefits Manager at the address above.

          A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits:

	99.1	BTR Notice, dated February 24, 2006

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2006	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	BTR Notice dated February 24, 2006.